Exhibit 99.1
BUSINESS OBJECTS REPORTS RECORD FOURTH QUARTER
& FISCAL YEAR 2006 RESULTS
Total Revenues Up 22 Percent for the Fourth Quarter and Up 16 Percent for Fiscal Year 2006
Continued Margin Improvement and Double-Digit Revenue Growth Expected in 2007
SAN JOSE, Calif. and PARIS — February 6, 2007 — Business Objects (Nasdaq: BOBJ; Euronext Paris ISIN code FR0004026250 — BOB), the world’s leading provider of business intelligence (BI) solutions, today announced results for the fourth quarter and fiscal year ended December 31, 2006.
Total revenues for the fourth quarter of 2006 were $371 million, up 22 percent year-over-year (up 16 percent in constant currencies). License revenues for the fourth quarter of 2006 were $180 million, up 16 percent year-over-year (up 10 percent in constant currencies). Services revenues, including maintenance and global professional services, for the fourth quarter of 2006 were $191 million, up 28 percent year-over-year (up 23 percent in constant currencies).
US GAAP diluted earnings per share for the fourth quarter of 2006 were $0.37, reaching a level equal to a year ago despite including approximately $8 million of additional stock-based compensation expense as required under FAS 123(R). Non-GAAP diluted earnings per share for the fourth quarter of 2006 were $0.60, up 43 percent year-over-year.
Total revenues for fiscal year 2006 were $1.254 billion, up 16 percent year-over-year (up 16 percent in constant currencies). US GAAP diluted earnings per share for fiscal year 2006 were $0.79, down year-over-year, after including approximately $42 million of additional stock-based compensation expense as required under FAS 123(R). Non-GAAP diluted earnings per share for fiscal year 2006 were $1.64, up 27 percent year-over-year.
“The fourth quarter was terrific and 2006 proved to be a very good year. Importantly, we performed well in all geographies,” stated John Schwarz, chief executive officer of Business Objects. “Our installed base business is strong. We have aggressively expanded our product footprint and impact with customers via our BusinessObjects XI platform and smart acquisitions. Our priorities in 2007 are to build on the revenue momentum in end-to-end BI solutions and to further improve our operating margins. We are confident about the business as we head into 2007.”
All figures referred to herein are stated in US dollars unless otherwise indicated. The non-GAAP results for the fourth quarter and fiscal year ended December 31, 2006, as defined below in the section “Use of Non-GAAP Financial Measures,” differ from results measured under

US GAAP as they exclude amortization of intangible assets, write-off of in-process R&D, and stock-based compensation expense. US GAAP numbers for the fourth quarter and fiscal year ended December 31, 2005 do not include stock-based compensation expense under FAS 123(R). A reconciliation of US GAAP to non-GAAP results is included at the end of this press release.
Fourth Quarter and Fiscal Year 2006 Financial Highlights
Double-Digit Revenue Growth in All Geographies in the Fourth Quarter
•	Total revenues in the Americas for the fourth quarter of 2006 were $198 million, up 19 percent year-over-year. The Americas closed 6 transactions over $1 million in license revenues in the fourth quarter. For fiscal year 2006, total revenues in the Americas were $688 million, up 26 percent year-over-year.

•	Total revenues in Europe, Middle-East and Africa (or EMEA) for the fourth quarter of 2006 were $147 million, up 25 percent year-over-year (up 14 percent in constant currencies). EMEA closed 6 transactions over $1 million in license revenues in the fourth quarter. For fiscal year 2006, total revenues in EMEA were $479 million, up 6 percent year-over-year (up 5 percent in constant currencies).

•	Total revenues in Asia-Pacific and Japan (or APJ) for the fourth quarter of 2006 were $25 million, up 26 percent year-over-year. APJ closed 1 transaction over $1 million in license revenues in the fourth quarter. For fiscal year 2006, total revenues in APJ were $87 million, up 8 percent year-over-year.
New Products Drive License Revenues up 16 Percent in the Fourth Quarter
•	License revenues for enterprise performance management (EPM) solutions, including planning, budgeting, profit management and dashboard applications, were $30 million for the fourth quarter of 2006, up 91 percent year-over-year. For fiscal year 2006, license revenues for EPM were $78 million, up 92 percent year-over-year.

•	License revenues for enterprise information management (EIM) solutions, including data quality and data integration applications, were $23 million for the fourth quarter of 2006, up 214 percent year-over-year. For fiscal year 2006, license revenues for EIM were $54 million, up 98 percent year-over-year.

•	License revenues for core BI, including reporting, query and analysis applications, were $127 million for the fourth quarter of 2006, down 4 percent year-over-year. For fiscal year 2006, license revenues for core BI were $428 million, down 4 percent year-over-year, but trending upward over the second half of 2006. Within core BI, strong license sales of BusinessObjects XI (up 25 percent and 60 percent year-over-year in the fourth quarter and fiscal year 2006, respectively) were still offset by declining sales of older product versions. Customer migrations to BusinessObjects XI accelerated during the fourth quarter, with more than 40 percent of the installed base now in progress, building a strong foundation for future return to growth in core BI.
Continued Strength in Maintenance and Consulting Drive Services Revenues
•	Maintenance revenues for the fourth quarter of 2006 were $137 million, up 27 percent year-over-year (up 22 percent in constant currencies). For fiscal year 2006, maintenance revenues were $497 million, up 21 percent year-over-year (up 20 percent in constant currencies).

•	Global services revenues for the fourth quarter of 2006 were $54 million, up 30 percent year-over-year (up 20 percent in constant currencies). For fiscal year 2006, global services revenues were $196 million, up 31 percent year-over-year (up 30 percent in constant currencies).
Operating Margins Continue to Improve
•	Income from operations on a US GAAP basis for the fourth quarter of 2006 grew by 24 percent to $57 million, or 15 percent of total revenues, as compared to $46 million, or 15 percent of total revenues, for the fourth quarter of 2005. For fiscal year 2006, income from operations on a US GAAP basis was $118 million, or 9 percent of total revenues, as compared to $132 million, or 12 percent of total revenues for fiscal year 2005. However, the fourth quarter and fiscal year 2006 included additional stock-based compensation expense as required under FAS 123(R).

•	Income from operations on a non-GAAP basis for the fourth quarter of 2006 grew by 42 percent to $84 million, or 23 percent of total revenues, as compared to $59 million, or 19 percent of total revenues, for the fourth quarter of 2005. For fiscal year 2006, income from operations on a non-GAAP basis grew by 23 percent to $216 million, or 17 percent of total revenues, as compared to $176 million, or 16 percent of total revenues for fiscal year 2005.

•	Lost deferred revenue due to purchase accounting adjustments on acquisitions made during fiscal year 2006 had a negative impact on operating margin of approximately one percentage point for the year.
Strong Balance Sheet and Cash Flow
•	Total cash, cash equivalents and short-term investments were $513 million at December 31, 2006, up $175 million from December 31, 2005, after investing $125 million for strategic acquisitions.

•	Total deferred revenues were $293 million at December 31, 2006, up $85 million from December 31, 2005.

•	Accounts receivable, on a days-sales-outstanding (DSO) basis, were up sequentially to 81 days for the fourth quarter of 2006, which is consistent with historic seasonal patterns.

•	Net cash flow from operating activities was $261 million for the year ended December 31, 2006.
Other Business Highlights
•	During the quarter, the company added more than 2,100 new customers, bringing the total to over 42,000 worldwide. Notable wins in the enterprise segment for the fourth quarter of 2006 included: AIR FRANCE KLM, AUDI AG, Catholic Healthcare West, Dell Inc., Fannie Mae, Korea Exchange Bank, Pacific Life Insurance Company, Punjab National Bank, Shanghai General Motors Co., Ltd., Sonoco, Taiwan Mobile Co., and Zurich American Insurance Company. Notable customer wins in the mid-market segment for the fourth quarter of 2006 included: Asurion, BankAtlantic, DARVA, Organic Valley, Spansion (China) Ltd, and United Network for Organ Sharing.

•	In November 2006, Business Objects and IBM announced the formation of a strategic alliance, the highest level partner relationship for both companies. The new agreement builds on a 12 year partnership and will position Business Objects and IBM to better serve customers in new geographies, industries, and mid-sized businesses.

•	The company launched Crystal Reports for Eclipse, one of the most popular integrated development environments among Java developers, and announced in December 2006 that Crystal Reports for Eclipse is available as an integrated reporting solution within the new version of IBM Rational Software Delivery Platform 7.0, desktop products.

•	In November 2006, the company announced the acquisition of Nsite Software, Inc., a Sunnyvale, California-based software-as-a-service (SaaS) provider. The acquisition gives Business Objects access to Nsite’s on-demand application platform, engineering talent experienced in SaaS offerings, and will greatly accelerate and expand the ability for Business Objects to deliver on-demand business intelligence solutions. With the acquisition of Nsite and the continued growth of crystalreports.com, Business Objects has increased its on-demand subscriber base to more than 38,000.
Business Outlook
The annual guidance reflects continued double-digit revenue growth and margin expansion. Business Objects expects to derive revenue growth from strong execution in all geographies, with particular investment focus in Asia-Pacific and Japan; license revenue growth at or above industry rates, based on the continued migration of customers to the BusinessObjects XI platform and continued growth of the enterprise performance management and enterprise information management solutions; and continued growth in maintenance and services revenue that outpaces license revenue growth. The company expects to experience seasonality in line with historical trends.
Business Objects offers the following guidance for the fiscal year ending December 31, 2007:
•	Total revenues are expected to range from $1.410 billion to $1.435 billion;

•	US GAAP diluted earnings per share are expected to range from $1.02 to $1.14;

•	Non-GAAP diluted earnings per share are expected to range from $1.90 to $2.02.
US GAAP diluted earnings per share for fiscal year 2007 are expected to include approximately $51 million of stock based compensation expense and approximately $48 million of amortization of intangible assets, which would impact EPS by approximately $0.88 per share, after tax effect.
Business Objects offers the following guidance for the first quarter ending March 31, 2007:
•	Total revenues are expected to range from $328 million to $334 million;

•	US GAAP diluted earnings per share are expected to range from $0.14 to $0.18;

•	Non-GAAP diluted earnings per share are expected to range from $0.35 to $0.39.
US GAAP diluted earnings per share for the first quarter of 2007 are expected to include approximately $13 million of stock based compensation expense and approximately $12 million of amortization of intangible assets, which would impact EPS by approximately $0.21, after tax effect.

The anticipated stock based compensation expense of approximately $13 million in the first quarter of 2007 and $51 million for fiscal year 2007 includes the impact of options assumed in prior acquisitions, as well as prior employee grants and estimated employee grants for the current year. These expected expenses are based on estimates, including future stock price, employee turnover, growth in new employees, grants to current and new employees, stock volatility, and future interest rates.
The outlook for the first quarter and fiscal year 2007 assumes a US dollar to euro exchange rate of $1.30 per €1.00, a US dollar to Canadian dollar exchange rate of $0.86 per CDN $1.00, an effective US GAAP tax rate of 43 percent, and an effective non-GAAP tax rate of 33 percent. The non-GAAP tax rate differs from the US GAAP tax rate due to the elimination of the tax rate effect of the US GAAP expenses that are being excluded to arrive at the non-GAAP expenses.
The above information concerning our forecast for the first quarter and fiscal year 2007 represents our outlook only as of the date hereof, and we undertake no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.
Conference Call
Business Objects will hold a conference call to discuss its financial results for the fourth quarter and full year 2006 on February 6, 2007. The call will begin at 2:00 p.m. PT (5:00 p.m. ET, 10:00 p.m. GMT, 11:00 p.m. CET). The dial-in numbers are +1 (800) 399-7988 for North America and +1 (706) 634-5428 for Europe and Asia, with ID # 6096755. The conference call also will be webcast live, and can be accessed on the investor relations section of the company’s website at www.businessobjects.com/company/investors/. A replay of the webcast will be available on the site approximately two hours after the end of the live call.
Accounting Principles
Business Objects prepares its financial statements in accordance with US GAAP. Because the company is listed on both the Eurolist by Euronext™ in France and the Nasdaq Global Select Market in the United States, it is required to separately report consolidated financial statements prepared in accordance with both US GAAP and International Financial Reporting Standards (“IFRS”). The most significant identified differences between the two reporting standards for Business Objects relate to the treatment of stock-based compensation expense, the accounting for deferred tax assets on certain intercompany transactions and the accounting for business combinations.
In accordance with French regulations and IFRS, Business Objects filed with the Autorité des Marchés Financiers in France its Document de Référence 2005 on April 24, 2006 under the registration number R.06-038, which included its consolidated financial statements for the year ended on December 31, 2005. The Document de Référence 2005 includes the consolidated information that Business Objects published on April 26, 2006 to the Bulletin des Annonces Légales Obligatoires (“BALO”) in France. In addition, the company published its mid-year financial statements for the first half of 2006 in accordance with IFRS in the BALO in France on October 20, 2006.

Use of Non-GAAP Financial Measures
The non-GAAP financial measures such as operating income, net income, and earnings per share information for the fourth quarter and full year included in this press release are different from those otherwise presented under US GAAP as these non-GAAP measures exclude certain charges. These charges include the write-off of in-process research and development, amortization of intangible assets, and stock-based compensation expense. The non-GAAP tax rate differs from the US GAAP tax rate due to the elimination of the tax rate effect of the US GAAP expenses that are being eliminated to arrive at the non-GAAP expenses. Business Objects has provided these measures in addition to US GAAP financial results because management believes these non-GAAP measures provide a consistent basis for comparison between quarters and of growth rates year-over-year that are not influenced by certain non-cash charges or impacts of prior period acquisitions, and therefore are helpful in understanding Business Objects’ underlying operating results. In addition, this press release also includes non-GAAP measures that use a constant currency to separate the impact of conversion from other foreign currencies to US dollars from other changes in our business. These non-GAAP measures are some of the primary measures Business Objects’ management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, US GAAP and these non-GAAP measures may not be comparable to information provided by other companies. Reconciliations of US GAAP to non-GAAP results are presented at the end of this press release.
Forward-Looking Statements
This document contains forward-looking statements that involve risks and uncertainties concerning the company’s expected financial performance for the first quarter and full year 2007, the company’s expected growth and profitability, the company’s product and business strategies, the company’s strategic relationships, the company’s licensing and adoption of its BusinessObjects XI products, and the company’s on-demand business intelligence solutions. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, fluctuations in the company’s quarterly and yearly operating results; the company’s ability to estimate and sustain or increase its profitability; the company’s ability to attract, migrate and retain customers for BusinessObjects XI; the enterprise performance management products and products acquired from nSite Software, Inc.; the company’s ability to issue new releases of its products, including those obtained through acquired businesses; the company’s ability to integrate acquired businesses successfully; changes to current accounting policies which may have a significant, adverse impact upon the company’s financial results, including FAS 123(R); completion of the company’s 2006 audit; the introduction of new products by competitors or the entry of new competitors into the markets for Business Objects’ products; the impact of the pricing of competing technologies; the company’s ability to preserve its key strategic relationships; the company’s reliance upon selling products only in the Business Intelligence software market; the company’s ability to manage large scale deployments; the company’s mid-market strategy; and economic and political conditions in the US and abroad. More information about potential factors that could affect Business Objects’ business and financial results is included in Business Objects’ Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarter ended September 30, 2006, each of which are on file with the SEC and available at the SEC’s website at www.sec.gov. Business Objects is not obligated to undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this document.

About Business Objects
Business Objects is the world’s leading business intelligence (BI) software company, with more than 42,000 customers worldwide, including over 80 percent of the Fortune 500. Business Objects helps organizations of all sizes create a trusted foundation for decision making, gain better insight into their business, and optimize performance. The company’s innovative business intelligence suite, BusinessObjects™ XI, offers the BI industry’s most advanced and complete solution for performance management, planning, reporting, query and analysis, and enterprise information management. BusinessObjects XI includes the award-winning Crystal line of reporting and data visualization software. Business Objects has also built the industry’s strongest and most diverse partner community, and offers consulting and education services to help customers effectively deploy their business intelligence projects.
Business Objects has dual headquarters in San Jose, Calif., and Paris, France. The company’s stock is traded on both the Nasdaq (BOBJ) and Euronext Paris (ISIN: FR0004026250 — BOB) stock exchanges. More information about Business Objects can be found at www.businessobjects.com.
Business Objects and the Business Objects logo, BusinessObjects, WebIntelligence, Crystal Reports, Intelligent Question, Xcelsius, and Desktop Intelligence are trademarks or registered trademarks of Business Objects S.A. or its affiliated companies in the United States and/or other countries. All other names mentioned herein may be trademarks of their respective owners.

Business Objects Investor Contacts:	Business Objects Public Relations Contacts:

John Ederer	Peter Olson
Vice President of Investor Relations	Senior Manager of Public Relations
+1 (408) 953 6064	+1 (408) 953 6320
john.ederer@businessobjects.com	peter.olson@businessobjects.com

Edouard Lassalle	Philippe Laguerre
Director of Investor Relations EMEA	Director of Public Relations EMEA
+33 (1) 41 25 24 33	+33 (1) 41 25 38 15
edouard.lassalle@businessobjects.com	philippe.laguerre@businessobjects.com

Nina Camera
Senior Manager, U.S. Investor Relations
+1 (408) 953 6138
nina.camera@businessobjects.com

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per ordinary share and ADS data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005

	(unaudited)		(unaudited)
Revenues:
Net license fees	$179,625	$155,320	$560,231	$515,637
Services	190,945	149,266	693,529	561,514

Total revenues	370,570	304,586	1,253,760	1,077,151
Cost of revenues:
Net license fees	11,908	8,129	41,030	29,715
Services	69,718	57,610	264,115	216,626

Total cost of revenues	81,626	65,739	305,145	246,341

Gross profit	288,944	238,847	948,615	830,810
Operating expenses:
Sales and marketing	143,539	122,301	505,613	434,432
Research and development	51,633	41,374	195,047	162,540
General and administrative	33,383	27,932	123,090	97,910
Acquired in-process technology	3,430	1,200	7,030	3,584
Restructuring costs	—	298	—	150

Total operating expenses	231,985	193,105	830,780	698,616

Income from operations	56,959	45,742	117,835	132,194
Interest and other income, net	3,197	3,831	13,786	14,304

Income before provision for income taxes	60,156	49,573	131,621	146,498
Provision for income taxes	(24,647)	(14,660)	(56,257)	(53,873)

Net income	$35,509	$34,913	$75,364	$92,625

Basic net income per ordinary share and ADS	$0.37	$0.38	$0.81	$1.02

Diluted net income per ordinary share and ADS	$0.37	$0.37	$0.79	$1.00

Ordinary shares and ADSs used in computing basic net income per ordinary share and ADS	94,745	91,588	93,552	90,405

Ordinary shares and ADSs and equivalents used in computing diluted net income per ordinary share and ADS	96,776	95,086	95,368	93,036

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except nominal value per ordinary share)

	December 31, 2006	December 31, 2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$506,792	$332,777
Short-term investments	5,736	4,651
Restricted cash	42,997	22,157
Accounts receivable, net	334,387	265,672
Deferred tax assets	25,296	13,605
Prepaid and other current assets	59,462	60,880

Total current assets	974,670	699,742

Goodwill	1,266,057	1,166,043
Other intangible assets, net	128,635	110,512
Property and equipment, net	91,091	74,116
Deposits and other assets	20,897	34,945
Long-term restricted cash	11,131	20,858
Long-term deferred tax assets	14	17,142

Total assets	$2,492,495	$2,123,358

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36,070	$45,777
Accrued payroll and related expenses	105,967	83,332
Income taxes payable	96,088	79,820
Deferred revenues	283,631	201,788
Other current liabilities	106,776	72,098
Escrows payable	34,539	21,728

Total current liabilities	663,071	504,543

Long-term escrows payable	7,654	10,902
Other long-term liabilities	7,077	8,871
Long-term deferred tax liabilities	2,102	2,853
Long-term deferred revenues	9,772	6,734

Total liabilities	689,676	533,903

Shareholders’ equity
Ordinary shares, Euro 0.10 nominal value	10,707	10,359
Additional paid-in capital	1,320,993	1,217,473
Treasury, Business Objects Option LLC, and Employee Benefit Sub-Plan Trust shares	(5,247)	(3,223)
Retained earnings	417,709	342,345
Unearned compensation	—	(12,243)
Accumulated other comprehensive income	58,657	34,744

Total shareholders’ equity	1,802,819	1,589,455

Total liabilities and shareholders’ equity	$2,492,495	$2,123,358

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended
	December 31,
	2006	2005
	(unaudited)
Operating activities:
Net income	$75,364	$92,625
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	30,606	31,691
Amortization of other intangible assets	42,363	32,851
Stock-based compensation expense	49,033	6,942
Excess tax benefits from stock-based compensation	(7,580)	—
Acquired in-process research and development	7,030	3,584
Loss on disposal of assets	506	972
Deferred income taxes	(3,234)	(5,786)
Tax benefit from employee stock plans	—	8,510
Changes in operating assets and liabilities:
Accounts receivable, net	(42,707)	(26,296)
Prepaid and other current assets	6,362	(15,684)
Deposits and other assets	14,166	14,181
Accounts payable	(15,039)	6,596
Accrued payroll and related expenses	5,799	319
Income taxes payable	22,345	4,335
Deferred revenues	60,342	17,288
Other liabilities	16,505	(8,655)
Short-term investments classified as trading	(1,086)	(820)

Net cash provided by operating activities	260,775	162,653

Investing activities:
Purchases of property and equipment	(42,894)	(41,079)
Business acquisitions, net of acquired cash	(125,059)	(128,814)
Net transfer of cash to restricted cash accounts	(11,113)	(28,972)
Increase in escrows payable	25,259	25,976
Payments on escrows payable	(16,240)	—
Proceeds from sale of assets	2,625	—

Net cash used in investing activities	(167,422)	(172,889)

Financing activities:
Issuance of shares	54,165	53,113
Excess tax benefits from stock-based compensation	7,580	—

Net cash provided by financing activities	61,745	53,113

Effect of foreign exchange rate changes on cash and cash equivalents	18,917	(3,585)

Net increase in cash and cash equivalents	174,015	39,292
Cash and cash equivalents, beginning of the period	332,777	293,485

Cash and cash equivalents, end of the period	$506,792	$332,777

BUSINESS OBJECTS S.A.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(in millions, except per ordinary share and ADS data, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005

GAAP Cost of Revenues	$81.7	$65.8	$305.1	$246.3

Amortization of intangible assets
in cost of net licence fees	(9.0)	(6.1)	(30.1)	(22.0)
in cost of services	(2.8)	(2.5)	(10.5)	(9.5)

Total	(11.8)	(8.6)	(40.6)	(31.5)
Stock-based compensation
in cost of services	(1.4)	(0.2)	(5.7)	(0.8)

Total	(1.4)	(0.2)	(5.7)	(0.8)

Non-GAAP Cost of Revenues	68.5	57.0	258.8	214.0

GAAP Gross Profit	288.9	238.8	948.6	830.8

% of total revenues	78%	78%	76%	77%
Amortization of intangible assets	11.8	8.6	40.6	31.5
Stock-based compensation	1.4	0.2	5.7	0.8

Non-GAAP Gross Profit	302.1	247.6	994.9	863.1

% of total revenues	82%	81%	79%	80%

GAAP Operating Expenses	232.0	193.1	830.8	698.6

Amortization of intangible assets and in-process R&D
in sales and marketing expenses	(0.5)	(0.3)	(1.6)	(0.7)
in research and development expenses	(3.5)	(1.2)	(7.2)	(3.6)
in general and administrative expenses	0.0	(0.3)	0.0	(0.9)

Total	(4.0)	(1.8)	(8.8)	(5.2)
Stock-based compensation
in sales and marketing expenses	(4.0)	(0.4)	(15.4)	(1.8)
in research and development expenses	(1.7)	(0.3)	(7.1)	(1.2)
in general and administrative expenses	(4.1)	(2.2)	(20.8)	(3.1)

Total	(9.8)	(2.9)	(43.3)	(6.1)

Non-GAAP Operating Expenses	218.2	188.4	778.7	687.3

GAAP Income from Operations	56.9	45.7	117.8	132.2

% of total revenues	15%	15%	9%	12%
Total amortization of intangibles and in-process R&D	15.8	10.4	49.4	36.7
Total stock based compensation	11.2	3.1	49.0	6.9

Non-GAAP Income from Operations	83.9	59.2	216.2	175.8

% of total revenues	23%	19%	17%	16%

GAAP Net Income	35.5	34.9	75.4	92.6

Total amortization of intangibles and in-process R&D	15.8	10.4	49.4	36.7
Total stock based compensation	11.2	3.1	49.0	6.9
Tax effect of the above adjustments	(4.8)	(8.0)	(17.3)	(16.1)

Non-GAAP Net Income	57.7	40.4	156.5	120.1

Basic net income per ordinary share and ADS
GAAP	$0.37	$0.38	$0.81	$1.02
Non-GAAP	$0.61	$0.44	$1.67	$1.33
Diluted net income per ordinary share and ADS
GAAP	$0.37	$0.37	$0.79	$1.00
Non-GAAP	$0.60	$0.42	$1.64	$1.29

BUSINESS OBJECTS S.A.
Q4 FISCAL 2006 SUPPLEMENTAL INFORMATION
(in millions, except per ordinary share and ADS data)
(Unaudited)

	Fiscal 2005					Fiscal 2006
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total

SUPPLEMENTAL INCOME STATEMENT INFORMATION

Revenues
Net license fees	$115.2	$124.9	$120.3	$155.3	$515.7	$125.9	$123.1	$131.6	$179.6	$560.2
Maintenance	100.1	100.7	103.5	107.8	412.1	108.6	123.5	128.5	136.9	497.4
Consulting and training	33.5	36.8	37.6	41.5	149.4	43.8	47.9	50.3	54.1	196.2

Total revenues	248.8	262.4	261.4	304.6	1,077.2	278.3	294.5	310.4	370.6	1,253.8

Total expenses
Cost of net license fees	1.7	1.9	2.0	2.0	7.6	2.0	2.9	3.3	3.0	10.9
Cost of services	48.9	50.3	52.3	55.0	206.5	56.9	61.6	63.8	65.5	247.9
Sales and marketing	103.2	104.3	102.8	121.6	431.9	113.6	119.0	116.9	139.1	488.6
Research and development	40.0	40.1	40.2	41.1	161.4	41.9	47.5	48.4	49.8	187.8
General and administrative	24.4	21.9	22.2	25.7	94.2	23.7	24.5	25.0	29.3	102.4
Amortization of intangible assets (1)	8.1	7.9	10.2	10.1	36.3	8.9	14.0	10.6	15.8	49.4
Stock-based compensation (2)	1.2	1.1	1.6	3.1	7.0	13.4	11.5	12.9	11.2	49.0
Restructuring costs	(0.1)	—	—	0.3	0.2	—	—	—	—	—

Total expenses	227.4	227.5	231.3	258.9	945.1	260.4	281.0	280.9	313.7	1,136.0

Income from operations	21.4	34.9	30.1	45.7	132.1	17.9	13.5	29.5	56.9	117.8

Interest and other income, net	4.4	3.2	2.9	3.9	14.4	2.9	3.0	4.7	3.2	13.8
Income before provision for income taxes	25.8	38.1	33.0	49.6	146.5	20.8	16.5	34.2	60.1	131.6
Provision for income taxes	(10.8)	(15.0)	(13.4)	(14.7)	(53.9)	(8.5)	(8.6)	(14.6)	(24.6)	(56.2)
Effective tax rate	42%	39%	41%	30%	37%	41%	52%	43%	41%	43%

Net income	15.0	23.1	19.6	34.9	92.6	12.3	7.9	19.6	35.5	75.4

Net income per ordinary share and ADS
Basic	0.17	0.26	0.22	0.38	1.02	0.13	0.09	0.21	0.37	0.81
Diluted	0.16	0.25	0.21	0.37	1.00	0.13	0.08	0.21	0.37	0.79
Ordinary shares and ADSs used in computing net income per share (000’s)
Basic	89,424	90,030	90,552	91,588	90,405	92,552	93,310	93,685	94,745	93,552
Diluted	91,184	92,089	93,455	95,086	93,036	95,333	95,083	94,976	96,776	95,368

Amortization of intangible assets
Cost of net license fees	5.5	5.3	5.2	6.1	22.1	6.0	7.4	7.5	9.0	30.1
Cost of services	2.3	2.3	2.3	2.5	9.4	2.5	2.9	2.3	2.8	10.5
Sales and marketing	—	—	0.3	0.3	0.6	0.4	0.4	0.4	0.5	1.6
Research and development (1)	—	—	2.4	1.2	3.6	—	3.3	0.4	3.5	7.2
General and administrative	0.3	0.3	—	—	0.6	—	—	—	—	—

Total	8.1	7.9	10.2	10.1	36.3	8.9	14.0	10.6	15.8	49.4

Stock-based compensation (2)
Cost of services	0.2	0.2	0.2	0.2	0.8	1.4	1.5	1.5	1.4	5.7
Sales and marketing	0.5	0.5	0.5	0.4	1.9	3.5	3.7	4.2	4.0	15.4
Research and development	0.3	0.3	0.3	0.3	1.2	1.8	1.8	1.8	1.7	7.1
General and administrative	0.2	0.1	0.6	2.2	3.1	6.7	4.5	5.4	4.1	20.8

Total	1.2	1.1	1.6	3.1	7.0	13.4	11.5	12.9	11.2	49.0

Non-GAAP income from operations (3)	30.6	43.9	41.9	59.2	175.6	40.2	39.0	53.0	83.9	216.2

% of total revenues	12%	17%	16%	19%	16%	14%	13%	17%	23%	17%
Interest and other income, net	4.4	3.2	2.9	3.9	14.4	2.9	3.0	4.7	3.2	13.8
Income before provision for income taxes	35.0	47.1	44.8	63.1	190.0	43.1	42.0	57.7	87.1	230.0
Provision for income taxes	(12.9)	(17.4)	(17.0)	(22.7)	(70.0)	(12.0)	(12.9)	(19.2)	(29.4)	(73.5)
Effective tax rate	37%	37%	38%	36%	37%	28%	31%	33%	34%	32%

Non-GAAP net income	22.1	29.7	27.8	40.4	120.0	31.1	29.1	38.5	57.7	156.5

% of total revenues	9%	11%	11%	13%	11%	11%	10%	12%	16%	12%

Non-GAAP net income per ordinary share and ADS
Basic	0.25	0.33	0.31	0.44	1.33	0.34	0.31	0.41	0.61	1.67
Diluted	0.24	0.32	0.30	0.42	1.29	0.33	0.31	0.41	0.60	1.64

(1)	Includes acquired in-process research and development related to acquisitions

(2)	In fiscal 2005, represents stock-based compensation expense recorded in accordance with APB 25. In fiscal 2006, represents stock-based compensation expense recorded in accordance with FAS 123R.

(3)	Non-GAAP measures are reconciled from US GAAP figures. Non-GAAP measures exclude in-process research and development, amortization of intangible assets, stock-based compensation expense, and restructuring costs.

BUSINESS OBJECTS S.A.
Q4 FISCAL 2006 SUPPLEMENTAL INFORMATION
(in millions, except for number of transactions, DSO and headcount information)
(Unaudited)

	Fiscal 2005					Fiscal 2006
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
REVENUE ANALYSIS

Total revenues by geography
Americas	$118.1	$123.6	$137.6	$166.7	$546.0	$146.9	$167.7	$175.1	$197.7	$687.4
EMEA	111.2	116.5	104.9	117.7	450.3	112.3	106.8	112.7	147.5	479.3
Asia Pacific, including Japan	19.5	22.3	18.9	20.2	80.9	19.1	20.0	22.6	25.4	87.1

Total	$248.8	$262.4	$261.4	$304.6	$1,077.2	$278.3	$294.5	$310.4	$370.6	$1,253.8

Analysis of currency impact (year-over-year)

Reported revenue growth rate	15%	18%	19%	14%	16%	12%	12%	19%	22%	16%
Constant currency growth rate	11%	15%	18%	19%	16%	17%	12%	16%	16%	16%

Impact of foreign currency on growth rate	3%	3%	1%	-5%	1%	-5%	0%	3%	6%	0%

	Fiscal 2005					Fiscal 2006
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
LICENSE REVENUE ANALYSIS

License revenues by channel

Direct	47%	49%	48%	59%	51%	54%	48%	52%	57%	54%
Indirect	53%	51%	52%	41%	49%	46%	52%	48%	43%	46%

Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Number of transactions by size

Over $1 million	9	13	10	14	46	9	4	9	13	35
$200 thousand to $999 thousand	101	96	121	147	465	104	113	107	157	481

	Fiscal 2005				Fiscal 2006
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
SELECTED BALANCE SHEET ITEMS

Cash and cash equivalents, restricted cash, and short-term investments	$392	$384	$369	$380	$474	$532	$548	$567
DSO (Days sales outstanding)	66	72	69	79	80	73	73	81

HEADCOUNT

Total headcount	3,944	4,039	4,320	4,418	4,484	4,977	5,141	5,208